UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2012

Lions Gate Entertainment Corp.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-14880	N/A
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1055 West Hastings Street, Suite 2200
Vancouver, British Columbia, Canada V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
(Address of principal executive offices) (Zip Code)

(877) 848-3866
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01.    Other Events.

On July 17, 2012, Lions Gate Entertainment Inc. (“LGEI”), a wholly-owned subsidiary of Lions Gate Entertainment Corp. (the “Company”) completed the optional redemption of its 3.625% Convertible Senior Subordinated Notes due 2025 (the “Convertible Notes”) issued under the indenture governing the Convertible Notes, dated February 24, 2005 among LGEI, the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association), as trustee.

As of July 17, 2012, of the $63,404,000 of the Convertible Notes outstanding (of which $23,464,000 were reflected as senior subordinated debt on the Company’s consolidated balance sheet and $39,940,000 were owned by the Company) (i) $7,639,000 were redeemed for cash at 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the redemption date, and (ii) $15,825,000 were converted at a conversion rate of 70.0133 common shares per $1,000 in principal amount of the Convertible Notes, or a conversion price of approximately $14.28 per share for an aggregate of 1,107,950 common shares (plus cash in lieu of fractional shares). Following the redemption, there are no longer the 3.625% Convertible Senior Subordinated Notes due 2025 outstanding, discussed above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2012

LIONS GATE ENTERTAINMENT CORP.

By: /s/ James Keegan
Name: James Keegan
Title: Chief Financial Officer